News Release

P.O. Box 110    ▪    Route 5    ▪   South Deerfield    ▪   MA    ▪   01373-0110

FOR IMMEDIATE RELEASE

Contact: Gregory Hunt
(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports
Fiscal 2012 First Quarter Results

South Deerfield, MA – May 10, 2012 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (collectively, “Yankee Candle” or the “Company”) today announced financial results for the first quarter ended March 31, 2012.  Yankee Holding Corp., a direct subsidiary of YCC Holdings LLC, is a holding company formed in connection with the Company's Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), and is the parent company of The Yankee Candle Company, Inc.

Sales for the first quarter of 2012 were $155.1 million, an increase of $11.0 million or 7.6% from the prior year first quarter.  Retail sales were $81.0 million, an increase of $6.2 million or 8.3% from the prior year quarter. Sales in the Company’s Wholesale segment were $50.2 million, an increase of $2.7 million or 5.7% versus the prior year first quarter.  Sales in the Company’s International segment were $23.9 million, an increase of $2.0 million or 9.3% from the first quarter of fiscal 2011. The Company recorded a net loss of $3.5 million for the first quarter of 2012 compared to a net loss of $5.3 million for the first quarter of 2011.

The Company presents Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt.  Adjusted EBITDA for the first quarter of 2012 decreased by 3.8% to $20.0 million, or 12.9% of sales, as compared to Adjusted EBITDA for the prior year first quarter of $20.8 million, or 14.5% of sales.

Reconciliations of the first quarter results to Adjusted EBITDA, which is a non-GAAP financial measure, are included at the end of this press release.

“We saw solid revenue growth in the first quarter in all of our businesses,” said Harlan Kent, Chief Executive Officer of Yankee Candle.  “Sales in our Consumer Direct and Fundraising businesses were particularly strong year over year, and our Wholesale and International businesses had solid growth as well.  Our Adjusted EBITDA was down slightly to the prior year quarter, but consistent with our internal plans. The year over year variance was driven primarily by shifts in the mix of business within our business segments.”

First Quarter Highlights:

•
Retail sales were $81.0 million in the first quarter of 2012 compared to $74.8 million in the prior year quarter, an increase of $6.2 million or 8.3%.  The increase in sales was driven primarily by sales from Yankee Candle retail stores opened after the first quarter of 2011, increased sales in our Consumer Direct business, and increased sales from our Yankee Candle Fundraising division.

•
Total Retail comparable sales, including the Consumer Direct business, increased by 1.8% compared to the prior year first quarter.  Comparable store sales in the 509 Yankee Candle retail stores, including the South Deerfield and Williamsburg flagship stores, that have been open for more than one year decreased by 1.2%.  The decrease in comparable store sales was driven by an increase in average ticket of 4.9% offset by a decrease in traffic of 6.1%.  Comparable sales in the Consumer Direct business increased by 23.4% over the prior year first quarter.

•
Wholesale sales were $50.2 million in the first quarter of 2012 compared to $47.5 million in the prior year quarter, an increase of $2.7 million or 5.7% from the prior year first quarter.  The increase was primarily driven by increased sales to our specialty and department store channel coupled with increased sales to our “all other” channel consisting of various accounts outside of the Gift and Premium Mass channels. These increases were partially offset by a decrease in sales in our domestic gift store channel.

•
International sales were $23.9 million in the first quarter of 2012 as compared to $21.9 million in the prior year quarter, an increase of $2.0 million or 9.3%.  The increase was driven primarily by increased sales in our retail concession business, increased sales in our European wholesale business outside of the United Kingdom, and increased sales to our international distributors primarily in Asia and Latin America.

“We are focused on building on the momentum in our growth businesses such as Consumer Direct, Fundraising and International as we head into the second quarter, which is traditionally our lowest volume quarter of the year,” said Kent.  “We will also continue to drive supply chain productivity, tightly manage our cost structure and work to optimize our cash flow and working capital as we prepare for the higher volume second half of the year.”

On April 2, 2012, the first business day of our second fiscal quarter, Yankee Candle entered into a credit agreement for a new term loan facility under which the Company borrowed $725.0 million (the “New Term Loan Facility”).  Proceeds of the New Term Loan Facility were used to refinance our previously existing credit facility, to redeem $315.0 million of our 8 ½% senior notes due 2015, and to pay certain fees and expenses related to the refinancing.  The term loan facility will mature on April 2, 2019.  On April 2, 2012, Yankee Candle, together with certain of its foreign subsidiaries, also entered into an asset based Credit Agreement (the “ABL Facility”) which permits aggregate revolver borrowings from our domestic and international subsidiaries of up to $175.0 million against eligible inventory and trade accounts receivable balances.  The ABL facility is scheduled to expire on April 2, 2017.

In February 2011, YCC Holdings LLC (the parent of Yankee Holding Corp.) and Yankee Finance were the co-issuers of $315.0 million of 10.25%/11.00% Senior Notes due in 2016 (the “Senior PIK Notes”).  For the thirteen weeks ending March 31, 2012, YCC Holdings LLC reported a net loss of $9.0 million, compared to the above-referenced net loss recorded by the Company of $3.5 million.  The difference in the net loss between the Company and YCC Holdings LLC is driven primarily by additional interest expense recorded during the first quarter of 2012 at YCC Holdings LLC of $8.7 million related to the Senior PIK Notes, offset by a tax benefit related to such interest expense of $3.3 million.

Neither Yankee Holding Corp. nor The Yankee Candle Company, Inc. have any obligations with respect to the Senior PIK Notes.  During the first quarter of 2012, Yankee Holding Corp paid dividends of $16.2 million to YCC Holdings LLC.  Such dividends were used primarily to pay for interest incurred during 2011 and 2012 related to the Senior PIK notes.

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss its first quarter results.  The dial-in number is (800) 860-2442, for International Calls the dial-in number is (412) 858-4600.  When greeted by the operator, request the conference by stating the Company and the host’s last name (Yankee Candle/Kent) or reference the conference title (Q1 2012 Yankee Candle Earnings Conference Call).  This call is being webcast by MultiVu and can be accessed at The Yankee Candle Company's web site at www.yankeecandle.com.   Click on the “About Us” link, select the “Investor Information” link, and then select the “Events Calendar” link.  Enter your registration information ten minutes prior to the start of the conference.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 42-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 28,500 store locations, a growing base of Company owned and operated retail stores (554 Yankee Candle Stores located in 46 states and 1 province in Canada as of March 31, 2012), direct mail catalogs, and its Internet website (www.yankeecandle.com). Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 6,000 store locations and distributors covering a combined 57 countries.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2012 and any quarter thereof, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic conditions and uncertain future outlook, including the continued softness in consumer confidence and spending; the risk that our substantial level of indebtedness could adversely affect our financial condition and operations; that we may not be able to generate sufficient cash flows to service all of our indebtedness; that any failure to protect our reputation could have a material adverse effect on our brand image; the risk of loss of one of our manufacturing or distribution facilities;  that we may be unable to maintain our historical growth rates; that our profitability may be affected by increases in the cost of raw materials or that further increases in wax prices above the rate of inflation may negatively impact our cost of goods sold and margins; that any shortages in refined oil supplies could impact our wax supply; the effects of competition in the giftware industry; that there may be a failure of our information technology systems; that a material decline in consumers’ discretionary income could cause our sales and income to decline; that current environmental laws and regulations, or those enacted in the future, could result in additional liabilities and costs; that we may be unable to continue to open new stores successfully or renew leases for existing locations; the risk of a loss or significant deterioration in the financial condition of a significant wholesale customer, or a bankruptcy filing and subsequent bankruptcy proceedings by such a customer; the failure or delay of a third party to supply goods to our customers could adversely impact our business; sustained interruptions in the supply of products from overseas; that restrictive covenants in the indenture governing the Senior PIK Notes, the indentures governing Yankee Candle’s senior notes and senior subordinated notes and Yankee Candle’s Credit Facility could restrict our operating flexibility; risks associated with the ability of YCC Holdings and Holding Corp. to repay their debt, which is dependent on cash flow generated by Yankee Candle and its subsidiaries; that restrictions in our subsidiaries' debt instruments and under applicable law limit their ability to provide funds to us; that the interests of our controlling stockholders may differ from the interests of the noteholders; that because we are not a diversified company and are primarily dependent upon one industry, we have less flexibility in reacting to unfavorable consumer trends, adverse economic conditions or business cycles; the risk that we lose our senior executive officers, or are unable to attract and retain the talent required for our business; that our international operations subject us to a number of risks, including unfavorable regulatory, labor, tax and political conditions in foreign countries; that we may be required to recognize additional impairment charges against goodwill or intangible assets in the future; seasonal, quarterly and other fluctuations in our business, and general industry and market conditions; the risk of product liability claims; and other factors described or contained in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Thirteen Weeks			Thirteen Weeks
	Ended			Ended
	March 31, 2012			April 2, 2011
Sales:
Retail	$80,968	52.21%		$74,777	51.89%
Wholesale	50,172	32.35%		47,449	32.92%
International	23,927	15.43%		21,888	15.19%
Total sales	155,067	100.00%		144,114	100.00%

Cost of sales	71,277	45.97%		64,863	45.01%
Gross profit	83,790	54.03%		79,251	54.99%

Selling expenses: (A)
Retail	45,178	55.80	% (B)	41,617	55.65	% (B)
Wholesale	4,169	8.31	% (C)	6,206	13.08	% (C)
International	6,135	25.64	% (D)	5,236	23.92	% (D)

Total selling expenses	55,482	35.78%		53,059	36.82%

General & administrative expenses	16,902	10.90%		18,594	12.90%
Restructuring charge	655	0.42%		-	0.00%

Income from operations	10,751	6.93%		7,598	5.27%
Interest expense	17,234	11.11%		17,679	12.27%
Other income	(1,092)	-0.70%		(1,875)	-1.30%

Loss before benefit from income taxes	(5,391)	-3.48%		(8,206)	-5.69%
Benefit from income taxes	(1,921)	-1.24%		(2,912)	-2.02%
Loss from continuing operations	(3,470)	-2.25%		(5,294)	-3.67%

Loss from discontinued operations, net of income taxes	(43)	-0.03%		(54)	-0.04%
Net Loss	$(3,513)	-2.27%		$(5,348)	-3.71%

(A) Includes purchase accounting costs that are reflected in the unallocated/corporate/other column within the segment disclosure of the Company's 10-Q.
(B) Retail selling expenses as a percentage of retail sales.
(C) Wholesale selling expenses as a percentage of wholesale sales.
(D) International selling expenses as a percentage of international sales.

Yankee Holding Corp. And Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	March 31,	December 31,
	2012	2011

Current Assets:
Cash	$5,683	$50,833
Accounts receivable, net	54,681	57,013
Inventory	84,453	75,563
Prepaid expenses and other current assets	20,586	4,924
Deferred tax assets	8,758	8,724
Total Current Assets	174,161	197,057
Property and Equipment, net	121,863	118,402
Deferred Financing Costs	10,054	11,006
Other Assets	914,373	915,039
Total Assets	$1,220,451	$1,241,504

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable	$17,563	$21,109
Accrued payroll	7,759	6,910
Accrued income taxes	-	7,269
Other accrued liabilities	44,598	59,647
Current portion of long-term debt	-	12,042
Total Current Liabilities	69,920	106,977
Long-Term Debt	916,125	889,083
Deferred Rent	13,022	12,833
Deferred Tax Liabilities	109,356	107,123
Other Long-Term Liabilities	8,514	6,577
Stockholder's Equity	103,514	118,911
Total Liabilities And Stockholder's Equity	$1,220,451	$1,241,504

Yankee Holding Corp.
Mar 31, 2012  Earnings Release
Supplemental Data

	Quarter		Year to Date		Total
YCC Retail Stores	2	(5)	2	(5)	554
Wholesale Customer Locations - North America	(313)		(313)	(5)	28,478
Wholesale Customer Locations - Europe	326		326		5,991
Square Footage - Gross	3,644	(5)	3,644	(5)	1,049,193
Square Footage - Selling	851	(5)	851	(5)	804,223
Total Comp Stores & Consumer Direct Sales Change %	1.8%		1.8%
YCC Retail Comp Store Count	509		509		509
Sales per Square Foot (1)			$524
Store Count			506
Average store square footage, gross (2)			1,629
Average store square footage, selling (2)			1,235
Gross Profit (3) (6)
Retail $	$50,869		$50,869
Retail %	62.8%		62.8%
Wholesale $	$22,833		$22,833
Wholesale %	45.5%		45.5%
International $	$10,088		$10,088
International %	42.2%		42.2%
Segment Profit (3) (6)
Retail $	$5,691		$5,691
Retail %	7.0%		7.0%
Wholesale $	$18,664		$18,664
Wholesale %	37.2%		37.2%
International $	$3,952		$3,952
International %	16.5%		16.5%
Depreciation & Amortization (3)	$8,599		$8,599
Inventory per Store (2)			$32,193
Inventory Turns (4)			3.0
Capital Expenditures (3)	$7,800		$7,800

(1) Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships.

(2) Excludes S. Deerfield/Williamsburg Flagships.

(3) Dollars in thousands.

(4) Based on a 13 month average inventory divided by 12 month rolling COGS.

(5) Net of closures.

(6) Includes purchase accounting costs that are reflected in the unallocated/corporate/other column within the segment disclosure of the Company's 10-Q.

Reconciliation of Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “Adjusted EBITDA” which is a non-GAAP financial measure.  Adjusted EBITDA represents earnings/loss from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) adjusted to remove the affects of equity-based compensation, MDP advisory fees, purchase accounting, restructuring and realized (gains) losses on foreign currency transactions.  Under the Company’s Credit Facility, Consolidated Adjusted EBITDA is defined as net income plus, interest, taxes, depreciation and amortization, further adjusted to add back extraordinary, unusual or non-recurring losses, non-cash stock option expense, fees and expenses related to the Merger, fees and expenses under the Management Agreement with our equity sponsor, restructuring charges or reserves, as well as other non-cash charges, expenses or losses, and further adjusted to subtract extraordinary, unusual or non-recurring gains, other non-cash income or gains, and certain cash contributions to our common equity.  Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity.  We believe the presentation of Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business.  We believe Adjusted EBITDA is useful to investors because it helps enable investors to evaluate our business in the same manner as our management evaluates our business, and because this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors.  While Adjusted EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

Adjusted EBITDA is calculated as follows:

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 31, 2012	April 2, 2011

Net loss	$(3,513)	$(5,348)
Loss from discontinued operations, net of income taxes	43	54
Benefit from income taxes	(1,921)	(2,912)
Interest expense, net - excluding amortization of deferred financing fees	14,637	15,294
Amortization of deferred financing fees	1,039	978
Depreciation	6,338	6,204
Amortization	1,224	3,056

EBITDA from continuing operations	17,847	17,326
Equity-based compensation (a)	203	3,293
MDP advisory fees	375	375
Purchase accounting (b)	531	296
Restructuring (c)	655	-
Realized losses (gains) on foreign currency (d)	438	(443)
Adjusted EBITDA	$20,049	$20,847

(a) Represents equity-based compensation charges.

(b) Represents purchase accounting adjustments as a result of the Merger in 2007.

(c) Includes costs for employee severance associated with the restructuring of the business.

(d) Represents transaction (gains) losses on settlements of our intercompany receivable with our foreign subsidiary and transaction (gains) losses from foreign vendors and customers.